PROSPECTUS SUPPLEMENT                                         File No. 333-68747
----------------------                                            Rule 424(b)(3)
(To Prospectus and Prospectus Supplement dated May 6,1999)
Prospectus number:   1973



                            Merrill Lynch & Co., Inc.
                           Medium-Term Notes, Series B
                   Due Nine Months or More from Date of Issue


                               Floating Rate Notes


Principal Amount: $100,000,000         Original Issue Date:  May 30, 2000

CUSIP Number:     59018S 6Y5           Stated Maturity Date: May 30, 2001

Interest Calculation:                  Day Count Convention:
[x]   Regular Floating Rate Note       [x]  Actual/360

[_]   Inverse Floating Rate Note       [_]  30/360

         (Fixed Interest Rate):        [_]  Actual/Actual




Interest Rate Basis:

[x]  LIBOR                             [_]  Commercial Paper Rate

[_]  CMT Rate                          [_]  Eleventh District Cost of Funds Rate

[_]  Prime Rate                        [_]  CD Rate

[_]  Federal Funds Rate                [_]  Other (see attached)

[_]  Treasury Rate

     Designated CMT Page:                   Designated LIBOR Page:
        CMT Telerate Page:                     LIBOR Telerate Page:  3750
        CMT Reuters Page:                      LIBOR Reuters Page:


Index Maturity:        One Month           Minimum Interest Rate: Not Applicable

Spread:                -0.020%             Maximum Interest Rate: Not Applicable

Initial Interest Rate: TBD                 Spread Multiplier:     Not Applicable


Interest Reset Dates:        Monthly, on the 30th, commencing on June 30, 2000
                             subject to modified following business day convention.

Interest Payment Dates:      Monthly, on the 30th, commencing on June 30, 2000
                             subject to modified following business day convention.

Repayment at the
Option of the Holder:        The Notes cannot be repaid prior to the Stated
                             Maturity Date.

Redemption at the
Option of the Company:       The Notes cannot be redeemed prior to the Stated
                             Maturity Date.

Form: The Notes are being issued in fully registered book-entry form.

Trustee:                     The Chase Manhattan Bank

Dated:                       May 24, 2000